SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2023

Global System Dynamics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40707	86-1458374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

815 Walker Street, Ste. 1155 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 229-0829

____________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	GSDWU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	GSD	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	GSDWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2023, Mr. John Bartrum resigned as a member of the board of directors (the “Board”) of Global System Dynamics, Inc. (the “Company”), and of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Company, effective immediately. Mr. Bartrum was an independent director and was Chair of the Nominating and Corporate Governance Committee. Mr. Bartrum’s resignation was not the result of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

On August 15, 2023, the Board appointed Mr. George Pappas as a member of the Board to fill the vacancy created by Mr. Batrum’s resignation. Additionally, the Board has appointed Mr. Pappas as a member and the chairman of the Nominating and Corporate Governance Committee, as a member of the Compensation Committee, and as a member of the Audit Committee of the Board. Mr. Pappas will serve as a member of the Board until his successor has been elected and qualified, or his earlier death, resignation, retirement, disqualification or removal. He will be compensated at the same rate as the Company’s other directors of $10,000 per month.

Mr. Pappas is a national security, foreign policy, intelligence, and special operations expert with over four decades of experience as a government executive, and military officer. Mr. Pappas has served as Staff Director, House Permanent Select Committee on Intelligence; Deputy Chief Financial Executive at the Defense Intelligence Agency; and in other senior posts across the intelligence and special operations communities.

Presently, Mr. Pappas is the Senior Advisor to Circinus, LLC, and provides leadership on intelligence and special operations activities. He is also the Circinus Director of the Board of Advisors. Mr. Pappas’ longstanding relationships and experiences have been critical to the safety and security of the nation.

The Company disclosed in prior filings that Mr. Pappas is expected to become a director upon the consummation of Business Combination with DarkPulse, Inc., the Company’s target and Sponsor. Upon Mr. Bartrum’s resignation, the Sponsor recommended to the Board that Mr. Pappas be considered as a member of the Board to fill the vacancy. There are no other arrangements or understandings pursuant to which Mr. Pappas was appointed as a director of the Company, and there are no family relationships between Mr. Pappas and any director or executive officer of the Company.

The Board has determined that Mr. Pappas qualifies as an independent director as defined in the applicable Nasdaq listing standards, to serve on the Board and its committees. The Board also determined that Mr. Pappas qualifies as an "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended, based on the Board's evaluation of his knowledge of accounting, qualifications and experience.

Mr. Pappas entered into an indemnity agreement on substantially the same terms as the form thereof previously entered into by and between the Company and each of its other directors. The form of director indemnity agreement was described in, and is filed as an exhibit to, the Company’s Current Report on Form 8-K dated October 13, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Global System Dynamics, Inc.

Date: August 17, 2023	By:	/s/ Rick Iler
Rick Iler, Principal Executive Officer and Chief Financial Officer

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